EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the following Registration Statements: (i) Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-46775), (ii) Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-46775-01), (iii) Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-46775-02), and (iv) Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-28737) and related Prospectus of Ultramar Diamond Shamrock Corporation, UDS Capital II, and UDS Funding II, L.P. for the registration of up to an additional $700,000,000 of debt or equity securities thereby offering up to $1,000,000,000 of debt or equity securities, and to the incorporation therein by reference of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Ultramar Diamond Shamrock Corporation (formerly Ultramar Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

San Antonio, Texas
April 1, 1998